Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Equity Funds:

We consent to the use of our reports dated December 24, 2012, with respect to the financial statements of Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, as of October 31, 2012, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

January 10, 2013